THIS DEBENTURE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND EXEMPT FROM QUALIFICATION BY PROSPECTUS UNDER CANADIAN SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION BY PROSPECTUS OR AN APPLICABLE EXEMPTION THEREFROM.

         THIS DEBENTURE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THE PROVISIONS OF THE DEBENTURE PURCHASE AGREEMENT DATED DECEMBER 12, 2000, WHICH CONTAINS TRANSFER RESTRICTIONS APPLICABLE HERETO.

                            MOORE CORPORATION LIMITED

                    8.70% SUBORDINATED CONVERTIBLE DEBENTURE
                                Due June 30, 2009


         MOORE CORPORATION LIMITED (hereinafter called the "CORPORATION") for value received hereby promises to pay to CHANCERY LANE/GSC INVESTORS L.P. (the "HOLDER") on June 30, 2009 (the "MATURITY DATE"), or on such earlier date as the principal amount hereof may become due in accordance with the provisions hereof, the sum of SEVENTY MILLION FIVE HUNDRED THOUSAND DOLLARS ($70,500,000) in lawful money of the United States of America on presentation and surrender of this Debenture at 1 First Canadian Place, P.O. Box 78, Toronto, Ontario, M5X 1G5 and to pay interest on the principal amount hereof at the rate of 8.70% per annum from and including the date hereof or from the last date to which interest has been paid on this Debenture, whichever is later, in like money in equal quarterly instalments in arrears on March 31, June 30, September 30 and December 31 in each year, the first such payment to be made on March 31, 2001 for the period from and including the date hereof but excluding March 31, 2001, and should the Corporation at any time default in the payment of any principal or interest or other amounts due hereunder, to pay interest on the amount in default at the rate compounded quarterly of 10.70% per annum, in like money. Interest as aforesaid shall accrue on a daily basis on the unpaid principal amount of this Debenture from and including the date hereof until the balance of the unpaid principal amount and all accrued and unpaid interest thereon has been fully paid. As interest on this Debenture becomes due, the Corporation (except in the case of payment at maturity at which time payment of interest will be made upon surrender of this Debenture) shall pay such interest by wire transfer of immediately available funds to a bank account or accounts designated by the Holder for such purpose in writing not later than two Business Days prior to such payment date.

         This Debenture is being issued in accordance with the provisions of the debenture purchase agreement (the "DEBENTURE PURCHASE AGREEMENT") dated as of December 12, 2000 between the Corporation and the Purchaser. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given to those terms in the Debenture Purchase Agreement.

1.       CONVERSION

1.1 CONVERSION OF DEBENTURES. Each $1,000 principal amount of this Debenture is convertible, at the option of the holder hereof at any time prior to 5:00 p.m. New York time on the Business Day prior to the Maturity Date or the date fixed for redemption (the "EXPIRY DATE") and from time to time, for that number of common shares in the capital of the Corporation ("COMMON SHARES") determined by dividing $1,000 by $3.25 (the "CONVERSION PRICE"), subject to adjustment as described below.

1.2 PROCEDURE FOR CONVERSION. The Holder may convert the principal amount of this Debenture in whole or in part into Common Shares prior to the Expiry Date by delivering to the Corporation at 1 First Canadian Place, P.O. Box 78, Toronto, Ontario, M5X 1G5, a Notice of Conversion duly executed by the Holder in the form annexed hereto. The Corporation shall, within three Business Days (a "BUSINESS DAY" being a day that is not a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario or New York, New York) following receipt of the Notice of Conversion (the "CONVERSION DATE") deliver to the Holder that number of fully paid and non- assessable Common Shares determined in the manner set out above, provided that the Corporation shall also pay to the Holder at such time in cash all accrued and unpaid interest on the principal amount of this Debenture so converted up to and including the Conversion Date. Subject to the foregoing provisions of this paragraph, at the close of business on the Conversion Date: (i) such conversion shall be deemed to have been made, and (ii) the Holder shall be treated for all purposes as having become the holder of record of such Common Shares.

1.3 ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows, subject to the exemptions described below in subsection 1.4:

     (a) if and whenever after the date hereof and prior to the Maturity Date, the Corporation shall: (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than Common Shares issued under a dividend reinvestment or similar plan), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend (subject to payment of such stock dividend), as the case may be, shall, in the case of the events referred to in clauses (i) and (iii) above, be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of the events referred to in clause (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this paragraph 1.3(a) shall occur; any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend (subject to payment of such stock dividend) for the purpose of calculating the number of outstanding Common Shares under paragraphs 1.3(b) and (c) below;

     (b) if and whenever after the date hereof and prior to the Maturity Date, the Corporation shall fix a record date for the issuance of rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price (as defined below) of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and the denominator of which shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible); any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be;

     (c) if and whenever the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of: (i) shares of any class other than Common Shares; (ii) rights, options, warrants or securities convertible into or exchangeable for Common Shares (excluding those referred to in paragraph 1.3(b) above); (iii) evidences of its Indebtedness; or (iv) assets, including cash (excluding regular periodic cash dividends paid in the ordinary course), then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price (as defined below) per Common Share on such record date, less the fair market value (as determined below) of such shares or rights, options, warrants or securities convertible into or exchangeable for Common Shares or evidences of Indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share; any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such Common Shares or rights, options, warrants or securities convertible into or exchangeable for Common Shares or evidences of Indebtedness or assets actually distributed, as the case may be. The fair market value of such shares or rights, options, warrants or securities convertible into or exchangeable for Common Shares or evidences of Indebtedness or assets so distributed shall be determined in the good faith reasonable judgment of the Board of Directors of the Corporation;

     (d) for the purposes of this Debenture, the "CURRENT MARKET PRICE" per Common Share at any date shall be the average of the closing sale price per Common Share for the 20 consecutive trading days ending on the trading day immediately before such date on The Toronto Stock Exchange, or, if the Common Shares are not listed thereon, on the New York Stock Exchange, or, if the Common Shares are not listed thereon, on such national stock exchange on which the Common Shares are listed as may be selected for such purpose by the Board of Directors of the Corporation or, if the Common Shares are not listed on any such national stock exchange, then as quoted through the NASDAQ National Market System or, if the Common Shares are not listed on any stock exchange or quoted through the NASDAQ National Market System, then on the over-the-counter market (where an "active trading market" exists). An "active trading market" shall not be deemed to exist when the spread between the bid and ask prices per Common Share exceeds 15%. If there is no active trading market, the "Current Market Price" shall be determined in the good faith reasonable judgment of the Board of Directors of the Corporation whose determination shall be conclusive unless the Holder, within 10 Business Days after receiving written notice of such determination (delivered to the Holder's address as set forth in the Debenture Register), objects to such determination, in which event the

         Corporation and the Holder shall make their best good faith efforts to reach a mutually agreeable determination. In the event that agreement cannot be reached by the parties within 30 days after notice of objection, such question shall be submitted to arbitration by a single arbitrator who shall be a nationally-recognized investment banking firm selected by the Corporation and the holders of a majority in principal amount of the Outstanding Debentures. The determination of the arbitrator shall be final, conclusive and binding. If within 10 days after the end of the 30-day period the parties have not agreed upon the identity of the arbitrator, either party may, on notice to the other party, apply to a judge of the Federal Southern District Court of New York to appoint the arbitrator;

     (e) [Reserved]

     (f) if and whenever at any time after the date hereof and prior to the Maturity Date, there is a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a vertical short-form amalgamation with one or more of its Wholly-Owned Subsidiaries pursuant to the BUSINESS CORPORATION ACT (Ontario)), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "CAPITAL REORGANIZATION"), the Holder upon conversion of this Debenture after the effective date of such Capital Reorganization will be entitled to receive upon conversion of this Debenture, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which the Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property, including cash, which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder would have been entitled upon conversion hereof; subject, however, to any requirements necessary to ensure that the Capital Reorganization will not alter the Canadian Taxes (as defined in subsection 3.1) on payments under or in respect of this Debenture, including, without limitation, the requirement that if such Capital Reorganization should occur on or prior to the day after the fifth anniversary of the date hereof, the Holder will be entitled to receive, at the option of the Corporation, and will accept in lieu of the number of Common Shares to which the Holder would have been entitled upon such conversion: (i) common shares of the Corporation or the resulting corporation provided any such common shares are listed on a prescribed stock exchange as defined in the INCOME TAX ACT (Canada) and which qualify as prescribed shares, as defined in Regulation 6208 of the INCOME TAX ACT (Canada) generally, such that the fair market value of the number of such common shares equals the fair market value of the consideration on the date of such Capital Reorganization that the Holder would have been entitled to receive upon Capital Reorganization had this Debenture been converted into Common Shares immediately prior thereto; or (ii) the aggregate number of shares, other securities or other property, including cash, that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder would have been entitled upon conversion hereof; the Corporation shall take all steps necessary to ensure that, after the effective date of a Capital Reorganization, the Holder will receive the aggregate number of shares, other securities or other property, including cash, to which the Holder is entitled as a result of such Capital Reorganization;

     (g) in the case of any reclassification of, or other change in, the outstanding Common Shares of the Corporation other than a subdivision, redivision, reduction, combination or consolidation referred to above, the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Corporation, acting reasonably and in good faith, may determine to be equitable in the circumstances. Notwithstanding anything contained in this subsection 1.3(g), no adjustment of the Conversion Price shall be completed without the prior written consent of the Toronto Stock Exchange. The Corporation shall submit all applications and other materials necessary or advisable to obtain the prior written consent of the Toronto Stock Exchange under this subsection 1.3(g) as soon as practicable after determining any need to adjust the Conversion Price hereunder and use its reasonable best efforts to obtain such prior written consent as soon as practicable;

     (h) the adjustments provided for in paragraphs (a) to (f) are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this subsection 1.3, provided that, notwithstanding any other provision of this subsection 1.3, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this paragraph 1.3(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

     (i) in the event of any dispute arising with respect to the computation of adjustments provided in subsection 1.3, such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Holder acting reasonably (who may be the auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding on the Holder.

1.4 RULES REGARDING CALCULATION OF ADJUSTMENT OF CONVERSION PRICE. For the purposes of subsection 1.3:

     (a) the adjustments provided for in subsection 1.3 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following paragraphs of this subsection 1.4;

     (b) no adjustment in the Conversion Price will be required upon the issuance or the exercise, from time to time, of options under any stock option plan or grant/purchase plan, or the purchase or grant of Common Shares under any stock purchase or grant plan, in either case for directors, employees or officers of the Corporation adopted by the Corporation from time to time;

     (c) no adjustment in the Conversion Price will be made in respect of any event described in subsection 1.3, other than the events referred to in paragraph 1.3(a), if the Holder is allowed by the Corporation to participate in such event on the same terms, MUTATIS MUTANDIS, as if it had converted this Debenture in whole prior to or on the effective date or record date of such event, as applicable.

1.5 NO REQUIREMENT TO ISSUE FRACTIONAL SHARES. The Corporation shall not be required to issue fractional Common Shares upon the conversion of this Debenture pursuant to this section 1. If any fractional interest in a Common Share would, except for the provisions of this subsection 1.5, be deliverable upon the conversion of any principal amount of this Debenture, the Corporation shall round up such fractional interest to the next highest whole number of Common Shares and deliver to the Holder a whole number of Common Shares.

1.6 CORPORATION TO RESERVE SHARES. The Corporation covenants with the Holder that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of this Debenture as in this section 1 provided, such number of Common Shares as shall then be issuable upon the conversion in whole of this Debenture. The Corporation covenants with the Holder that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

1.7 TAXES AND CHARGES ON CONVERSION. The Corporation will from time to time promptly pay or make provision satisfactory to the Holder for the payment of any and all stamp and similar taxes and charges which may be imposed by the laws of Canada or any province thereof (however in no event shall the Corporation be required to pay any security transfer tax, income tax or other tax) which shall be payable with respect to the issuance and/or delivery to the Holder, upon the exercise of its right to conversion, of Common Shares pursuant to the terms of this Debenture.

1.8 CANCELLATION OF CONVERTED DEBENTURE. If this Debenture is converted in whole or in part under the provisions of this section 1, the Holder shall forthwith deliver this Debenture or portion hereof so converted to the Corporation for cancellation. If this Debenture is converted in part under the provisions of this section 1, the Corporation shall issue to the Holder a new certificate representing the unconverted portion of this Debenture.

1.9 CERTIFICATE AS TO ADJUSTMENT. The Corporation shall from time to time, promptly following the occurrence of any event which requires an adjustment or readjustment as provided in subsection 1.3, deliver to the Holder a certificate of a Senior Financial Officer or of any other officer of the Corporation whose responsibilities extend to the subject matter of such certificate specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be conclusive and binding on all parties in interest. The Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Holder in the manner provided in section 10 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

1.10 NOTICE OF SPECIAL MATTERS. The Corporation covenants with the Holder that, so long as this Debenture remains outstanding, it will give notice to the Holder, in the manner provided in section 10, of its intention to take any action (other than an action set forth in paragraph 1.3(a)) that may give rise to an adjustment in the Conversion Price at the same time as any public announcement thereof and in any event no later than the time at which holders of Common Shares are notified of any such action, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; PROVIDED that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date, whichever is earlier.

1.11 LEGENDS ON CONVERSION SHARES. All certificates representing the Common Shares that are from time to time issued upon conversion of this Debenture shall bear the following legend:

         "THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DEBENTURE PURCHASE AGREEMENT DATED AS OF DECEMBER 12, 2000 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE TRANSFER THEREOF. THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT."

         Upon any transfer  pursuant to sections  8.2(c),  (d) or (e) or section
8.3 of the Debenture Purchase Agreement (other than a private market sale to a member of the Restricted Group) and upon the Release Date, the Corporation shall issue new certificates with the foregoing legend removed.

         All certificates representing the Common Shares that are issued in conversion of this Debenture (unless a registration statement under the U.S. Securities Act with respect to such Common Shares is then effective or a receipt or receipts for a final Canadian prospectus have been obtained to qualify such Common Shares under the Ontario Securities Act and other applicable Canadian securities legislation) shall bear the following legend until such time as the Purchaser or any transferee thereof delivers an opinion of counsel to the Holder satisfactory to the Corporation, acting reasonably, to the effect that such legend is no longer required under the U.S. Securities Act or the Ontario Securities Act and other applicable Canadian securities legislation:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WITHOUT QUALIFICATION BY PROSPECTUS UNDER CANADIAN SECURITIES LAWS AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED BY PROSPECTUS UNDER CANADIAN SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE."

2.       REDEMPTION

2.1 OPTIONAL REDEMPTION. The Corporation may, at any time after the fifth anniversary of the date hereof, subject to the Holder's right to first convert in whole or in part this Debenture into Common Shares, redeem this Debenture, in whole but not in part, at a redemption price (the "REDEMPTION PRICE") equal to: (i) 105.80% of the principal amount of this Debenture, if such redemption occurs during the period from the fifth anniversary to and including the sixth anniversary of the date hereof; (ii) 102.90% of the principal amount of this Debenture, if such redemption occurs during the period from the sixth anniversary to and including the seventh anniversary of the date hereof; and
(iii) 100.00% of the principal amount of this Debenture, if such redemption occurs after the seventh anniversary of the date hereof, in each case together with accrued interest to but excluding the Redemption Date (as hereinafter defined).

2.2 ELECTION TO REDEEM; NOTICE TO HOLDER. The Corporation shall give the Holder written notice of an optional redemption pursuant to subsection 2.1 not less than 30 days prior to the date fixed for such redemption (the "REDEMPTION DATE"), specifying the Redemption Date and the Redemption Price applicable to such redemption. During such 30-day period, the Holder may inform the Corporation of its intent to exercise its right to convert this Debenture, in whole or in part, into Common Shares. If such notice is given, the conversion of this Debenture will be carried out in accordance with the provisions of section 1 prior to the Redemption Date so as to make the provisions of subsection 2.1 inapplicable to the portion of this Debenture elected to be so converted.

2.3 DEBENTURE PAYABLE ON REDEMPTION DATE. Notice of redemption having been given, this Debenture shall, on the date fixed for such redemption, become due and payable at the Redemption Price, and from and after such date (unless the Corporation shall default in the payment of such price and accrued interest), in the same manner and with the same effect as if it were the Maturity Date specified in this Debenture, anything herein to the contrary notwithstanding, and from and after such redemption date, upon payment of the Redemption Price having been made to the Holder, this Debenture shall not be considered as outstanding and interest upon this Debenture shall cease to accrue after said date. The amount to be paid in respect of this Debenture shall be paid by the Corporation at the Redemption Price together with accrued interest to such date; provided, however, that installments of interest due on or prior to such date shall be payable to the Holder at the close of business on the relevant record dates according to their terms. If the amount payable in respect of this Debenture selected for redemption shall not be so paid or made available for payment, the unpaid amount shall, until paid, bear interest from the date fixed for such redemption at 10.70% per annum.

2.4 DECISION REGARDING OPTIONAL REDEMPTION. The decision by the Corporation to exercise its optional redemption right pursuant to this section 2 shall be made by a majority vote of a committee of the board of directors of the Corporation comprised of non-management directors that are not affiliated with the Corporation or the Holder.

2.5 CANCELLATION OF REDEEMED DEBENTURE. If this Debenture is redeemed under the provisions of this section 2, the Holder shall forthwith deliver this Debenture to the Corporation for cancellation.

3.       ADDITIONAL AMOUNTS AND CONTINGENT RIGHT OF REDEMPTION

3.1 PAYMENT OF ADDITIONAL AMOUNTS. All payments made by the Corporation under or with respect to this Debenture will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "CANADIAN TAXES"), unless the Corporation is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If the Corporation is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to this Debenture, the Corporation will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by the Holder (including Additional Amounts) after such withholding or deduction will be equal to the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted; provided that no Additional

Amounts will be payable with respect to any Canadian Taxes ("Excluded Taxes") to the extent such Canadian Taxes are due by reason of (i) the Corporation not dealing at arm's length (within the meaning of the Income Tax Act (Canada)) with the Holder at the time of making such payment or (ii) the Holder being connected with Canada or any province or territory thereof otherwise than by the mere holding of this Debenture or by reason of the receipt, or enforcement of receipt, of payments hereunder. The Corporation will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Corporation will furnish to the Holder within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Corporation. The Corporation will indemnify and hold harmless, and upon written request, reimburse the Holder or such member of the Purchaser Group and each direct and indirect owner of an equity interest in the Holder for the amount of (i) any Canadian Taxes (other than Excluded Taxes) so levied or imposed which have not been withheld or deducted and remitted by the Corporation as required by this section 3 and which have been paid by such Person as a result of payments made under or with respect to this Debenture,
(ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto and (iii) any Canadian Taxes imposed with respect to any reimbursement under (i) and (ii).

3.2 LIMITATION ON ADDITIONAL AMOUNTS. Notwithstanding the foregoing, (a) (i) if withholding is required in respect of Canadian Taxes, (ii) the rate of such withholding exceeds 10% of any payment and (iii) the Corporation exercises its Initial Optional Redemption right set forth in subsection 3.3, or (b) if following the Initial Limiting Time (as defined below) (i), an increased rate of withholding is required in respect of Canadian Taxes as a result of a change in law or the interpretation or administration thereof by the relevant government authority or agency (a "CHANGE IN CANADIAN TAX LAW") and (ii) the Corporation exercises its Subsequent Optional Redemption (as defined below) right set forth in subsection 3.3, the obligation of the Corporation to pay any Additional Amounts or to make any reimbursement in respect of any Canadian Taxes imposed on any payment made by the Corporation under or with respect to the Debentures shall be determined as if the rate of withholding required in respect of Canadian Taxes did not exceed 10% of the amount of any payment. If the Holder (which, for these purposes includes a direct or indirect owner of any equity interest in the Holder) is, in its reasonable opinion, able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by the Corporation on account of Canadian Taxes in respect of any payment made by it hereunder (or where less than all of such payment gives rise to Additional Amounts, the portion of such payment that gives rise to Additional Amounts), then such Holder will use such endeavours as it considers appropriate to obtain such credit, deduction or benefit and upon receipt thereof will pay to the Corporation such amount (if any) not exceeding the Additional Amounts determined in accordance with the limitations in this subsection 3.2 paid by the Corporation as equals the net after-tax value to such Holder of such part of such credit, deduction or benefit as it considers is allocable to such withholding or deduction having regard to all its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same, provided that nothing herein shall (i) interfere with the right of such Holder to arrange its tax affairs in whatever manner it deems fit and in particular such Holder shall not be under any obligation to claim relief from its profits or similar tax liability in respect of any such deduction or withholding in priority to or pro rata with any other relief, claims, credits or deductions available to it; and
(ii) such Holder shall not be obligated to disclose to the Corporation any information regarding its tax affairs or tax computations.

3.3 OPTIONAL REDEMPTION IN CERTAIN CIRCUMSTANCES. If (i) Additional Amounts are payable pursuant to subsection 3.1 and (ii) subsection 3.2 would limit the Additional Amounts otherwise payable to the Holder at that time (assuming the Corporation were to exercise its Initial Optional Redemption right under this subsection 3.3) (the "INITIAL LIMITING TIME"), the Corporation shall have the right, exercisable for a period of 30 days after the Initial Limiting Time, to redeem (the "INITIAL OPTIONAL REDEMPTION") this Debenture in whole (but not in part) on the same basis, mutatis mutandis, as if such redemption were a redemption made pursuant to section 2; provided, however, that the Redemption Price (as such term is used in section 2) for purposes of a redemption pursuant to this subsection 3.3 shall, in all circumstances, equal 102.90% of the principal amount of this Debenture. If at any time following the Initial Limiting Time (i) Additional Amounts are payable pursuant to subsection 3.1 as a result of an increased rate of withholding required in respect of Canadian Taxes as a result of a Change in Canadian Tax Law and (ii) subsection 3.2 would limit such Additional Amounts otherwise payable by the Holder at that time (assuming the Corporation were to exercise its Subsequent Optional Redemption right under this subsection 3.3) (a "SUBSEQUENT LIMITING TIME"), the Corporation shall have the right, exercisable for a period of 30 days after such Subsequent Limiting Time, to redeem (a "SUBSEQUENT OPTIONAL REDEMPTION") this Debenture in whole (but not in part) on the same basis, mutatis mutandis, as if such redemption were a redemption made pursuant to section 2; provided, however, that the Redemption Price (as such term is used in section 2) for purposes of a redemption pursuant to this subsection 3.3 shall, in all circumstances, equal 102.90% of the principal amount of Debenture. If the Corporation exercises its optional redemption right pursuant to this subsection 3.3, the Holder shall have the right to notify the Corporation that the Holder requires the Corporation not to redeem this Debenture, notwithstanding the exercise by the Corporation of its optional right to redeem, in which case this Debenture shall remain outstanding and any Additional Amounts payable thereon shall be calculated in accordance with the provisions of, and limitation contained in, subsection 3.2. For the avoidance of doubt, the Holder acknowledges that after the Initial Limiting Time, if the Corporation has exercised its Initial Optional Redemption right under this subsection 3.3, the limitation on Additional Amounts described in subsection 3.2 shall apply and the Corporation shall not be required to pay Additional Amounts which exceed the limitation on Additional Amounts described in subsection 3.2 unless (i) an increased rate of withholding is required in respect of Canadian Taxes as a result of a Change in Canadian Tax Law and (ii) the Corporation elects not to exercise its right of Subsequent Optional Redemption.

3.4 ADDITIONAL AMOUNTS GENERALLY. Whenever in this Debenture there is mentioned, in any context, the payment of principal of, premium, if any, or interest or any other amount payable by the Corporation under or with respect to this Debenture, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The obligations of the Corporation under this section 3 shall survive the payment of all amounts under or with respect to this Debenture and shall survive any termination of the Debenture Purchase Agreement.

4.      CHANGE OF CONTROL OF THE CORPORATION

4.1       CHANGE OF CONTROL OFFER.

     (a) Upon the occurrence of a Change of Control not resulting from the Purchaser Group beneficially owning more than 50% of the total voting power in the aggregate of all classes of shares in the capital of the Corporation then outstanding normally entitled to vote in elections of directors, the Corporation shall, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Corporation (the "CHANGE OF CONTROL OFFER"), offer to purchase for cash all or any part of this Debenture (provided, that the principal amount of this Debenture must be $100,000 or an integral multiple thereof) on a date (the "CHANGE OF CONTROL PURCHASE DATE") that is no later than 90 days after the occurrence of such Change of Control, at the Change of Control Purchase Price specified below, plus accrued and unpaid interest to but excluding the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 Business Days following the Change of Control and shall remain open for acceptance for 20 Business Days following its commencement (the "CHANGE OF CONTROL OFFER PERIOD"). Upon the expiration of the Change of Control Offer Period, the Corporation shall promptly purchase all of this Debenture or part hereof properly tendered in response to the Change of Control Offer. For greater certainty, the Holder may at any time, including while a Change of Control Offer is outstanding, but prior to any tender of this Debenture to such Change of Control Offer, convert this debenture in whole or in part in accordance with section 1.

     (b) If Debentures remain outstanding after the making of a Change of Control Offer, the Corporation shall have the right, exercisable for a period of 30 days after the Change of Control Purchase Date, to redeem this Debenture in whole (but not in part) on the same basis, mutatis mutandis, as if such redemption were a redemption made pursuant to section 2; provided, however, that the Redemption Price (as such term is used in section 2) for the purposes of a redemption pursuant to this paragraph 4.1(b), shall be the Change of Control Purchase Price determined pursuant to subsection 4.3.

4.2     "Change of Control".  As used herein, a "Change of Control" means:

          (i) any merger or consolidation of the Corporation with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Corporation on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the beneficial owner (as such term is used in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities;

          (ii) any "person" or "group" becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of shares in the capital of the Corporation then outstanding normally entitled to vote in elections of directors; or

          (iii)during any period of 12 consecutive months after the date hereof, individuals, together with successors selected by such individuals, who at the beginning of any such 12-month period constituted the board of directors of the Corporation cease to constitute a majority of the board of directors of the
               Corporation then in office, as a result of the election and/or removal of directors by shareholder vote that did not include the affirmative vote of any member of the Purchaser Group.

4.3 "CHANGE OF CONTROL PURCHASE PRICE". As used herein, "CHANGE OF CONTROL PURCHASE PRICE" means:

          (a) if the Change of Control Purchase Date occurs at any time on or after the date hereof and prior to the fifth anniversary of the date hereof, 105.00% of the outstanding principal amount hereof tendered or redeemed;

          (b) if the Change of Control Purchase Date occurs at any time on or after the fifth anniversary of the date hereof and prior to the sixth anniversary of the date hereof, at a price equal to 102.90% of the outstanding principal amount hereof tendered or redeemed; and

          (c) if the Change of Control Purchase Date occurs at any time on or after the sixth anniversary of the date hereof and prior to the Maturity Date, at a price equal to the outstanding principal amount hereof tendered or redeemed.

4.4 PAYMENT ON ACCEPTANCE. On or before the Change of Control Purchase Date, the Corporation will (i) accept for payment this Debenture or portion hereof properly tendered pursuant to the Change of Control Offer, (ii) pay any Holder that has accepted such offer an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any) in respect of this Debenture or portion hereof tendered to the Change of Control Offer, and (iii) if only a portion hereof is tendered to the Change of Control Offer, authenticate and deliver to the Holder a new Debenture equal in principal amount to any unpurchased portion of this Debenture surrendered.

5.      MATURITY; NON-PRESENTATION

5.1 PAYMENT ON MATURITY DATE. On the Maturity Date and upon delivery to the Corporation of this Debenture, the Corporation shall pay the principal amount of this Debenture in cash together with accrued and unpaid interest thereon.

5.2 NON-PRESENTATION OF DEBENTURE. If the Holder shall fail to present this Debenture for payment on the date on which the principal thereof and/or the interest thereon or represented thereby becomes payable either at maturity or on redemption or otherwise or shall not accept payment on account thereof and give such receipt therefor, the Corporation shall be entitled to set aside the principal monies and/or the interest, as the case may be, in trust to be paid to the Holder upon due presentation and surrender thereof in accordance with the provisions of this Debenture; and thereupon the monies and/or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and thereafter this Debenture shall not be considered as outstanding and the Holder shall thereafter have no right in respect hereof except that of receiving payment of the monies so set aside by the Corporation (without interest thereon) upon due presentation and surrender of this Debenture.

6.      RANKING; SUBORDINATION

6.1 RANKING. This Debenture shall rank senior in right of payment, in bankruptcy, insolvency or otherwise, to all shares in the capital of the Corporation and payments thereon (which payments shall be subordinate in all respects to payment of amounts in respect of this Debenture), including, without limitation, the Common Shares and the Preference Shares.

6.2 SUBORDINATION. This Debenture shall be, and is hereby made, subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Indebtedness of the Corporation other than the Indebtedness evidenced by the Debentures (hereinafter referred to as the "Other Indebtedness"), whether now outstanding or hereafter incurred. This Debenture shall be pari passu in right of payment with all other Debentures.

6.3 DISTRIBUTIONS, ETC. Upon any distribution of the assets of the Corporation upon any dissolution or winding-up or total liquidation of the Corporation (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Corporation or otherwise):

          (a) all Other Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of the principal of or interest on the Indebtedness evidenced by this Debenture;

          (b) any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this section 6, shall be paid or delivered by the Person making such payment or distribution directly to the holders of the Other Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Other Indebtedness may have been issued, to the extent necessary to pay all such Other Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Other Indebtedness;

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation, whether in cash, property or securities, shall be received by the Holder before all Other Indebtedness is paid in full or provision made for its payment, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Other Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Other Indebtedness may have been issued, for application to the payment of all such Other Indebtedness remaining unpaid, to the extent necessary to pay all such Other Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Other Indebtedness; and

          (d) any payments or distributions paid over to the holders of the Other Indebtedness pursuant to this section 6 and not applied in reduction of the amounts owing to the Holder shall be deemed not to have discharged any of the obligations of the Corporation hereunder (and, to the extent that by operation of applicable law they are treated as doing so, the Corporation hereby agrees to indemnify the Holder on demand from and against any loss suffered or incurred by it in consequence thereof).

6.4 RELIANCE. Upon any payment or distribution of assets of the Corporation referred to in this section 6, the Holder shall be entitled to rely upon a certificate of the Person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Other Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section 6.

6.5 SUBROGATION. Subject to the payment in full of all Other Indebtedness, the rights of the Holder shall be subrogated to the rights of the holders of such Other Indebtedness to receive payments or distributions of assets of the Corporation made on such Other Indebtedness, until the principal of and interest on this Debenture shall be paid in full and no such payments or distributions to the Holder of cash, property or securities which otherwise would be payable or distributable to the holders of Other Indebtedness shall, as between the Corporation, its creditors other than the holders of such Other Indebtedness, and the Holder be deemed to be a payment by the Corporation to or on account of the Other Indebtedness, it being understood that the provisions of this section 6 are, and are intended solely for, the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Other Indebtedness, on the other hand. Nothing contained in this section 6 or elsewhere in this Debenture is intended to or shall impair, as between the Corporation and its creditors (other than the Holder), the obligation of the Corporation, which is unconditional and absolute, to pay to the Holder the principal of and interest on this Debenture (or issue Conversion Shares on conversion thereof), as and when the same shall become due and payable in accordance with its terms or otherwise to comply with any other terms hereof or related to this Debenture, or affect the relative rights of the Holder and creditors of the Corporation, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this section 6 of the holders of Other Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

6.6     NO PAYMENT TO HOLDER IF EVENT OF DEFAULT UNDER OTHER INDEBTEDNESS.

     (a) Upon the maturity of any Other Indebtedness by lapse of time, acceleration or otherwise, then, except as hereinafter otherwise provided in paragraph 6.6(d), all principal of and premium, if any, and interest on all such matured Other Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment on account of principal of, premium, if any, and interest on the Debenture is made.

     (b) Except as hereinafter otherwise provided in subsection 6.6(d), the Corporation shall not make any payment on account of this Debenture at any time when an event of default, as defined in any Other Indebtedness or any instrument evidencing the same and permitting the holders thereof to accelerate the maturity thereof, has occurred and is continuing and notice of such event of default has been given to the Corporation by or on behalf of the holders of Other Indebtedness, in each case unless and until the Other Indebtedness has been paid and satisfied in full or unless and until such event of default shall have been cured or waived or shall have ceased to exist.

     (c) The fact that any payment hereunder is prohibited by this section 6 will not prevent the failure to make such payment from being an Event of Default hereunder.

     (d) For greater certainty, this section 6 shall not be construed so as to prevent any payments on account of this Debenture which are made at any time when no event of default, as defined in any Other Indebtedness or the instrument creating the same and permitting the holders thereof to accelerate the maturity thereof, has occurred and is continuing.

6.7 PAYMENT OF PRINCIPAL AND INTEREST AT ANY TIME. Nothing contained in this section 6 shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except during the continuance of an event of default under Other Indebtedness that bars the Corporation from making payments hereunder, on pendency of any dissolution, winding-up or liquidation of the Corporation, payment of the outstanding principal of and interest on this Debenture.

6.8 RIGHTS OF HOLDERS OF OTHER INDEBTEDNESS NOT IMPAIRED. No right of any present or future holder of any Other Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

7.      COVENANTS OF THE CORPORATION

7.1 COVENANTS. The Corporation hereby covenants and agrees with the Holder as follows:

     (a) TO PAY PRINCIPAL, PREMIUM AND INTEREST. The Corporation will duly and punctually pay or cause to be paid to the Holder the principal of and interest accrued on this Debenture, and premium, if any, thereon, on the dates, at the places, in the moneys and in the manner mentioned herein.

     (b) TO CARRY ON BUSINESS. Subject to the express provisions hereof, the Corporation will at all times maintain its corporate existence and will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice.

     (c) FINANCIAL STATEMENTS; INFORMATION. The Corporation will furnish to the Holder the financial statements and other information referred to in the Debenture Purchase Agreement.

     (d) FOREBEARANCE ON RESTRICTIONS ON RIGHTS OF THE HOLDER. Except as otherwise provided herein, the Corporation will not enter into any agreement or instrument or otherwise agree to any covenant that would in any way limit the right of the Holder to convert this Debenture into Common Shares.

7.2 ISSUANCE OF COMMON SHARES AT A DISCOUNT. The Corporation hereby covenants and agrees with the Holder that it will not issue Common Shares (or securities convertible into or exchangeable for Common Shares) at a price (or in consideration for assets having a fair market value) per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price of a Common Share, unless:

     (a) the provisions of section 1.3 would apply to such issuance and the relevant provisions thereof are complied with or the provisions of section 1.4 would exempt such issuance from the application of section 1.3;

     (b) such issuance is in connection with the purchase of a business as a going concern and in respect of which the Corporation shall have received a fairness opinion from a nationally-recognized investment banking firm selected by the Corporation;

     (c) prior to such issuance, the Corporation obtains the approval of the Toronto Stock Exchange to adjust the Conversion Price immediately after such issuance so that it shall equal the price determined by multiplying the Conversion Price in effect on such issuance date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such issuance date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares issued (or the aggregate conversion or exchange price of the convertible securities so issued) by such Current Market Price per Common Share, and the denominator of which shall be the total number of Common Shares outstanding on such issuance date plus the total number of additional Common Shares issued (or into which the convertible or exchangeable securities so issued are convertible); any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever there is such an issuance; to the extent that following any such issuance of securities convertible into or exercisable for Common Shares, such convertible or exchangeable securities cease to be outstanding other than by reason of conversion or exchange for Common Shares, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such convertible or exchangeable securities had not originally been issued; or

     (d) the board of directors of the corporation, after consultation with external legal counsel, determines in good faith that the failure to proceed with such issuance would be inconsistent with its fiduciary duties under applicable law.

8.      EVENTS OF DEFAULT; ACCELERATION OF PAYMENT

8.1     EVENTS OF DEFAULT.  The  principal  amount of this   Debenture  together
with interest accrued thereon shall become immediately due and payable upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):

     (a) if the Corporation makes default in any payment of principal owing on this Debenture or any other Debenture when due, if the Corporation fails to pay interest owing on this Debenture or any other Debenture or to pay any other amounts owing hereunder or thereunder, in each case but without duplication, within 5 days when due;

     (b) subject to paragraph 8.1(a) above, if the Corporation makes default in the observance or performance of anything required to be done by the Corporation, or any material covenant or condition required to be observed or performed by the Corporation, pursuant to this Debenture or any other Debenture and such default shall remain unremedied for 30 days following the receipt by the Corporation from the holders of in excess of 50% of the aggregate outstanding principal amount of Debentures of written notice of such default;

     (c) if the Corporation or any Significant Subsidiary ceases or threatens to cease to carry on its business or commits any act of bankruptcy or becomes bankrupt or goes into liquidation or becomes insolvent or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency, excluding any Significant Subsidiary that ceases to carry on business or liquidate in each case for reasons other than its bankruptcy and insolvency;

     (d) if a bankruptcy petition or similar proceeding is filed or presented against the Corporation or against a Significant Subsidiary and is not contested in good faith and discharged, stayed or vacated within 60 days;

     (e) if a custodian or sequestrator or liquidator or trustee in bankruptcy or a receiver or receiver and manager or any other officer with similar powers is appointed with respect to the Corporation or a Significant Subsidiary or all or any material part of the property, assets or undertaking of the Corporation or a Significant Subsidiary;

     (f) if the Corporation or a Significant Subsidiary makes a proposal under the Bankruptcy and Insolvency Act (Canada) or other similar legislation of any other jurisdiction respecting bankruptcy and insolvency or takes any action in respect of the settlement of any claims of its creditors under the provisions of the Bankruptcy and Insolvency Act (Canada) or such other legislation;

     (g) if any proceedings against the Corporation or against a Significant Subsidiary are taken with respect to a compromise or arrangement under the Companies' Creditors Arrangement Act (Canada) (or any Act substituted therefor) or similar legislation of any jurisdiction and such proceedings are not discharged, stayed or vacated by the Corporation within 60 days of said action;

     (h) if an order is made or a resolution is passed for the winding-up, dissolution or liquidation of the Corporation or of a Significant Subsidiary (excluding Significant Subsidiaries in respect of which a resolution is passed for their winding-up, dissolution or liquidation, in each case for reasons other than bankruptcy or insolvency) or if a petition is filed or other process taken for the winding-up, dissolution or liquidation of the Corporation and not vacated, stayed or discharged by the Corporation in good faith within 60 days of said action; or

     (i) if a Change of Control of the Corporation shall have occurred and the Corporation fails to make an offer to purchase this Debenture in accordance with the provisions of section 4.

8.2 NOTICE OF EVENT OF DEFAULT. The Corporation shall promptly notify the Holder of any Event of Default or any event which, with notice or lapse of time or both, would constitute an Event of Default under this Debenture.

8.3     REIMBURSEMENT  OF  LEGAL  EXPENSES.   Following  an  Event  of   Default
hereunder, in the event that the Holder takes any legal proceeding for the purpose of enforcing its rights under this Debenture in accordance with the terms and conditions hereof, the Corporation shall reimburse the Holder for all reasonable legal fees and expenses, costs of investigation, collection or other enforcement incurred by the Holder as a result thereof.

9.      SUCCESSOR CORPORATIONS

9.1 CERTAIN REQUIREMENTS. The Corporation shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets as an entirety to any other corporation, and shall not amalgamate, consolidate or merge with or into any other corporation unless:

     (a) the Corporation shall be the surviving Person, or the Person (if other than the Corporation) formed by such amalgamation or merger shall be a corporation organized and validly existing under the federal laws of Canada or any province or territory thereof or the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an assumption agreement executed and delivered to the Holder in form satisfactory to the Holder, acting reasonably, all of the Corporation's obligations under this Debenture and shall attorn to the jurisdiction of the courts of the State of New York (the Corporation or such other Person who becomes such a successor obligor under this Debenture being herein referred to as the "SUCCESSOR CORPORATION");

     (b) such transaction shall, to the satisfaction of the Holder and in the opinion of counsel to the Holder, acting reasonably, be upon such terms as to preserve and not to impair in any material respect any of the rights or powers of the Holder hereunder; and

     (c) no condition or event shall exist as to the Corporation or the successor corporation either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after the successor corporation complying with the provisions of paragraph 9.1(a) which constitutes or would constitute, after notice or lapse of time or both, an Event of Default.

9.2 VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of section 9.1 have been duly observed and performed, (A) the successor corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Debenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Debenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of such successor corporations and (B) the Corporation if not the successor corporation shall thereupon be released and discharged from all of its obligations hereunder.

10.     REGISTRATION; EXCHANGE; SUBSTITUTION OF DEBENTURES.

10.1 REGISTRATION OF DEBENTURES. The Corporation shall keep at its principal executive office a register for the registration and registration of transfers of this Debenture and any other Debentures (the "DEBENTURE REGISTER"). The name and address of each holder of one or more Debentures, each transfer thereof and the name and address of each transferee of one or more Debentures shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Debenture shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Corporation shall not be affected by any notice or knowledge to the contrary.

10.2 TRANSFER AND EXCHANGE OF DEBENTURES. This Debenture is subject to restrictions upon transfer contained in the Debenture Purchase Agreement. Upon surrender of this Debenture at the principal executive office of the Corporation for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of this Debenture or part thereof), the Corporation shall execute and deliver, at the Corporation's expense (except as provided below), one or more new Debentures (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Debenture. Each such new Debenture shall be payable to such Person as the Holder may request. Each such new Debenture shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Debenture or dated the date of the surrendered Debenture if no interest shall have been paid thereon. The Corporation may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Debentures. This Debenture shall not be transferred in denominations of less than $1,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Debentures, one Debenture may be in a denomination of less than $1,000. Any transferee, by its acceptance of a Debenture registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in section 4.2(e) of the Debenture Purchase Agreement.

10.3 REPLACEMENT OF DEBENTURES. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Debenture, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Corporation at its own expense shall execute and deliver, in lieu thereof, a new Debenture, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Debenture or dated the date of such lost, stolen, destroyed or mutilated Debenture if no interest shall have been paid thereon.

11.     NOTICE

11.1 Notice shall be served on the Holder by delivering it or sending it by telecopier or other means of recorded electronic transmission addressed to the Holder c/o CLGI, Inc., 3 E. 54th Street, New York, New York 10022, telecopier number 212-715-4902, Attention: Michael Kraus, Managing Director. The Holder agrees to send written notification to the Corporation of any change of address. Notice shall be served on the Corporation by delivering it or sending by telecopier or other means of recorded electronic transmission addressed to the Corporation at Moore Corporation Limited, Scotia Plaza, 40 King St. West, Suite 3501, P.O. Box 205, Toronto, Ontario, M5H 3Y2, telecopier number 416-364-1667, Attention: General Counsel. Any notice so delivered shall be deemed to have been given when received or if sent by telecopier or other means of recorded electronic transmission, shall be deemed to have been given when sent.

12.     MISCELLANEOUS

12.1 GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the Holder and the Corporation hereby submits to the exclusive jurisdiction of the courts of the State of New York and all courts competent to hear appeals therefrom , and waives any objection as to venue in the County of New York, State of New York with respect to any suit, claim or other dispute arising out of this Debenture.

12.2 SEVERANCE. The invalidity or unenforceability of any provision of this Debenture or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and this Debenture shall be construed as if such invalid or unenforceable provision or covenant were omitted.

12.3 TRANSFER. This Debenture may not be transferred by the Holder except to the Corporation in connection with the conversion, redemption, retraction or maturity hereof and except as provided in the Debenture Purchase Agreement.

     IN WITNESS WHEREOF the Corporation has caused this Debenture to be executed.

     Dated as of this 21st day of December, 2000.

                            MOORE CORPORATION LIMITED

                            By:
                                -------------------------------------------


                            By:
                                -------------------------------------------

                         (FORM OF NOTICE OF CONVERSION)

TO:  MOORE CORPORATION LIMITED


     The undersigned holder of the within Debenture hereby irrevocably elects to convert such Debenture (or US$____________________ principal amount of such Debenture*) into common shares ("COMMON SHARES") of Moore Corporation Limited in accordance with the terms of such Debenture and directs that the Common Shares and any cash or property in addition thereto be delivered to the person indicated below.

* If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount (which must be US$1,000 or integral multiples thereof) to be converted.

                                       [NAME OF HOLDER]



Dated: ______________________________   by: ___________________________________
                                        Name:
                                        Title:

                         (FORM OF NOTICE OF ASSIGNMENT)

TO:  MOORE CORPORATION LIMITED


     The undersigned holder of the within Debenture hereby irrevocably assigns such Debenture (or US$____________________ principal amount of such Debenture*) to _____________________ in accordance with the terms of such Debenture and directs that such Debenture be delivered to that person at the address indicated below.

* If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount (which must be US$1,000 or integral multiples thereof) to be converted.

                                       [NAME OF HOLDER]



Dated: ______________________________   by: ___________________________________
                                        Name:
                                        Title:


Name and Address for Delivery:

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